SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 22, 2003


                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)


            001-13499                                52-1794271
    (Commission File Number)            (I.R.S. Employer Identification No.)


           1696 NE Miami Gardens Drive
           North Miami Beach, Florida                          33179
    (Address of principal executive offices)                (Zip Code)


                                 (305) 947-1664
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)






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

Item 5.           Other Events.

     On September 22, 2003, Equity One, Inc., a Maryland corporation ("Equity One"), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Legg Mason Wood Walker, Incorporated and McDonald Investments Inc., as the underwriters, with respect to the issue and sale by Equity One of 3,000,000 shares of its common stock in an underwritten public offering.

     Equity One has granted the underwriter an option to purchase up to 450,000 additional shares of common stock to cover over-allotments. The shares of common stock were registered under the Securities Act of 1933, as amended, pursuant to Equity One's shelf registration statements on Form S-3 (Registration Nos. 333-81216 and 333-106909) and were offered to the public at $17.32 per share.

     A copy of the press release issued by Equity One on September 22, 2003 announcing the public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          1.1* Underwriting  Agreement  dated as of September  22, 2003 among
               Equity One, Legg Mason Wood Walker, Incorporated and McDonald Investments Inc.

          5.1  Opinion of Venable LLP.

          23.1 Consent of Venable LLP (included in Exhibit 5.1 hereto).

          99.1 Press Release, dated September 22, 2003, of Equity One, Inc.

         --------------------------------

          * Equity One hereby agrees to furnish to the Securities and Exchange Commission, supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.







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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EQUITY ONE, INC.


Date:  September 23, 2003             By:  /s/ Howard M. Sipzner
                                           --------------------------
                                           Howard M. Sipzner
                                           Chief Financial Officer















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


                               INDEX TO EXHIBITS



 Exhibit Number       Description of Exhibit
 --------------       ----------------------

      1.1 Underwriting Agreement dated as of September 22, 2003 among Equity One, Inc., Legg Mason Wood Walker, Incorporated and McDonald Investments Inc.

      5.1             Opinion of Venable LLP

      99.1            Press Release, dated September 22, 2003, of
                      Equity One, Inc.














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